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                                                                    EXHIBIT 23.2



                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2001 relating to the financial statements and financial statement schedule, which appears in Bell Microproducts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
October 31, 2001